Exhibit 8(c)(6): Sixth Amendment to the Participation Agreement among Variable Insurance Products Fund II, Fidelity Distributors Corporation and Untied of Omaha Life Insurance Company.

                   SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

United of Omaha Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated February 1, 1994, as amended, by doing the following:

1. Deleting Schedule A in its entirety and replacing it with the attached amended Schedule A.

2. Deleting Schedule C in its entirety and replacing it with the attached amended Schedule C.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of November 22, 2002.

UNITED OF OMAHA LIFE INSURANCE COMPANY


By:     /s/ Richard A. Witt
   -------------------------------------
Name:   Richard A. Witt
     -----------------------------------
Title:  Executive Vice President
      ----------------------------------

VARIABLE INSURANCE PRODUCTS FUND II


By:     /s/ Maria Dwyer
   -------------------------------------
Name:   Maria Dwyer
     -----------------------------------
Title:  Treasurer
      ----------------------------------

FIDELITY DISTRIBUTORS CORPORATION


By:     /s/ Don Holborn
   -------------------------------------
Name:   Don Holborn
     -----------------------------------
Title:  Executive Vice President
      ----------------------------------

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                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

                                   Policy Form Numbers
Name of Separate Account and Date  of Contracts Funded
Established by Board of Directors  By Separate Account  Designated Portfolios
---------------------------------  -------------------  ------------------------

United of Omaha                        0616L-0194       Asset Manager Portfolio
Separate Account C (12-1-93)           6090L-0595       Contrafund Portfolio
(variable annuities)                   6500L-0898       Equity Income Portfolio
                                       6880L-1101       Index 500 Portfolio
                                       6980L-1002       Mid Cap Service
                                                        Portfolio

United of Omaha                        6347L-0697       Asset Manager Portfolio
Separate Account B (8-27-96)           6387L-1197       Contrafund Portfolio
(variable life)                                         Equity Income Portfolio
                                                        Index 500 Portfolio
                                                        Mid Cap Service
                                                        Portfolio

                                   Schedule C
                                   ----------

Sponsors of other investment companies currently available under variable annuities issued by the Companies through any Account shown in Schedule A:

Alger, Deutsche, Federated, MFS, Morgan Stanley, Pioneer, Scudder, T. Rowe
Price.